Exhibit 99.1

FOR IMMEDIATE RELEASE

MasterCraft and Malibu Settle Patent Litigation

VONORE, Tenn. — May 2, 2017 — MasterCraft (NASDAQ: MCFT), the industry leader for performance sport boats in new product innovation, styling, comfort, performance and quality since 1968, today announced that it has reached a resolution of its pending patent litigation with Malibu Boats.  The resolution of the litigation includes a full release of all claims and counterclaims by the parties.  MasterCraft has steadfastly denied that its wakesurf technology embodied in the MasterCraft Gen 2 and NXT Surf Systems infringe any claims of Malibu’s patents, but the continuing burden and expense of litigation made settlement the economically prudent move.  Now the Company can focus on continuing the creation, enhancement and sale of its industry award-winning products and the future growth of the Company.  The resolution of the litigation includes MasterCraft entering into a license agreement related to certain of Malibu’s patents.

Terry McNew, MasterCraft’s President and Chief Executive Officer, commented, “We are pleased to have this dispute behind us and look forward to building on MasterCraft’s legacy of award-winning products.  While we felt strongly about our position in this dispute, we know there is significant cost and uncertainty associated with the judicial process, and as a result, we view this settlement as a positive outcome for MasterCraft.  We are satisfied that the terms of the settlement are reasonable for both MasterCraft and Malibu, and we look forward to MasterCraft’s continued role in advancing our market segment for the benefit of both MasterCraft and the entire industry.”

About MCBC Holdings, Inc.:

Headquartered in Vonore, Tennessee, MCBC Holdings, Inc. (NASDAQ: MCFT) is the parent of MasterCraft Boat Company, LLC, a world-renowned innovator, designer, manufacturer, and marketer of premium performance sport boats.  Founded in 1968, MasterCraft has cultivated its iconic brand image through a rich history of industry-leading innovation, and almost five decades after the original MasterCraft made its debut, the Company’s goal remains the same — to continue building the world’s best ski, wakeboard, wakesurf and luxury performance powerboats in the world.  For more information, visit www.mastercraft.com.

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995).  Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release concerning an exciting pipeline of launches; our ability to continue our operating momentum, capture additional market share and deliver continued growth; expectations regarding driving margin expansion, sales increases and organic growth; our fiscal 2017 outlook and key growth initiatives; and our anticipated financial performance for fiscal 2017.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including general economic, industry and business conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, and the successful introduction of our new products.  These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, filed with the Securities and Exchange Commission (the “SEC”) on September 9, 2016, and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements.  The discussion of these risks is specifically incorporated by reference into this press release.  Many of these risks and uncertainties are outside of our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future.  Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved.

Any such forward-looking statements represent management’s estimates as of the date of this press release.  These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.  We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

CONTACT:

Tim Oxley

Chief Financial Officer

(423) 884-2221

Tim.Oxley@mastercraft.com

Matt Sullivan

(612) 455-1709

Matt.Sullivan@padillaco.com